Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$254,400
Unrealized Gain (Loss) on Market Value of Futures	(279,830)
Dividend Income	44
Interest Income	87
Total Income (Loss)	$(25,299)

Expenses
Investment Advisory Fee	$5,911
Brokerage Commissions	943
NYMEX License Fee	253
Non-interested Directors' Fees and Expenses	88
Prepaid Insurance Expense	13
Other Expenses	14,291
Total Expenses	21,499
Expense Waiver	(12,813)
Net Expenses	$8,686
Net Gain (Loss)	$(33,985)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$11,818,765
Net Gain (Loss)	(33,985)

Net Asset Value End of Period	$11,784,780
Net Asset Value Per Unit (300,000 Units)	$39.28

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502